As filed with the Securities and Exchange
                        Commission on September 9, 1997
                                                        Registration No.333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      New England Community Bancorp, Inc.
             (Exact name of registrant as specified in its charter)

               Delaware                                       06-1116165
      (State or other jurisdiction                         (I.R.S. Employer
    of incorporation or organization)                    Identification Number)
                                  Old Windsor Mall
                                   P.O. Box 130
                             Windsor, Connecticut 06095
                (Address of principal executive offices) (Zip code)

                             Non-Qualified Stock Options
                              (Full title of the plan)

                                  David A. Lentini
                       President and Chief Executive Officer
                        New England Community Bancorp, Inc.
                                  Old Windsor Mall
                                    P.O. Box 130
                             Windsor, Connecticut 06095
                      (Name and address of agent for service)

                                    860-610-3600
                 (Telephone number, including area code, of agent)

                        Copy to: M. Louise Turilli, Esquire
                                Day, Berry & Howard
                                    CityPlace I
                          Hartford, Connecticut 06103-3499

                          Calculation of Registration Fee

    Title of securities            Amount to be            Proposed
 Proposed               Amount of
     to be registered               registered         maximum offering
maximum aggregate        registration
                                                       price per unit(1)
offering price(1)             fee

     Common Stock                  30,000 shares            $20.437
 $613,125                $185.80
    par value, $.10
      per share

(1) Estimated solely for purposes of calculating the registration fee.

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

        This Registration Statement relates to 30,000 shares of common stock, par value $.10 (the "Common Stock"), of New England Community Bancorp, Inc. (the "Company") to be issued upon exercise of options granted to certain executive officers.

Item 3. Incorporation of Documents by Reference

        The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

        (b) The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997; and

        (c) The description of the Company's Common Stock which is contained in its registration statement filed under the Securities Exchange Act of 1934, as amended (the "1934 Act").

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.

Item 4  Description of Securities

        This Item is not applicable to the securities to be registered hereby.

Item 5  Interests of Named Experts and Counsel

        The financial statements of NECB, as of December 31, 1996, 1995 and 1994 and for the years then ended incorporated by reference in this Registration Statement have been so incorporated in reliance on the report of Shatswell, MacLeod & Company, P.C., independent accountants, given on the authority of said firm as experts in auditing and accounting.

Item 6  Indemnification of Directors and Officers

        Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of a corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Additionally, a corporation is required to indemnify its directors and officers against expenses to the extent that such directors or officers have been successful on the merits or otherwise in any action, suit or proceeding or in defense of any claim, issue or matter therein.

        Unless ordered by a court, an indemnification can be made by a corporation only upon a determination that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in Delaware law. The indemnification provided by Section 145 of the DGCL includes the right to be paid by the corporation the expenses incurred in defending proceedings in advance of their final disposition. Such advance payment of expenses, however, may be made only upon delivery to the corporation by the indemnified party of an undertaking to repay all amounts so advanced if it shall ultimately be determined that the person receiving such payments is not entitled to be indemnified.

        The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred by Section 145 of the DGCL is not exclusive of any other right which any person may have or acquire under any statute, provision of the certificate of incorporation or bylaws, or otherwise. In addition, Section 145 of the DGCL authorizes a corporation to maintain insurance, at its expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

        The Company's Bylaws and Restated Certificate of Incorporation authorize the Company to indemnify officers, directors and certain individuals associated with the Company. In general, Article V of the Company's Bylaws and
Article VII of the Company's Restated Certificate of Incorporation authorize the Company to indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, and any appeal therein, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, trustee, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another corporation, association, partnership, venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, and any appeal therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Item 7     Exemption from Registration Claimed

        This Item is not applicable to the securities to be registered hereby.

Item 8     Exhibits

Exhibit No.         Description

4.1. Amended and Restated Certificate of Incorporation of New England Community Bancorp, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 (No. 33-93640)).

4.2. Amended and Restated Bylaws of New England Community Bancorp, Inc. (incorporated herein by reference to Exhibit
                    3.2 to the Company's Annual Report on Form 10-K for fiscal year ended December 31, 1994 (File No. 0-14550)).

5 Opinion of Day, Berry & Howard as to the legality of these securities registered hereby including the consent of such counsel.

23.1.               Consent of Shatswell, MacLeod & Company, P.C.

23.2.               Consent of Day, Berry & Howard (See Exhibit 5.).

24                  Power of attorney (See signature page.)

Item 9     Undertakings

        A.     The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

               (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication to such issue.

                                            SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on September 5, 1997.

                                        New England Community Bancorp, Inc.


                                        By     /s/ David A. Lentini
                                        Name:  David A. Lentini
                                        Title: President and Chief Executive
                                               Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby constitutes Anson C. Hall and David A. Lentini and each of them singly, such person's true and lawful attorneys, with full power to them and each of them to sign for such person and in such persons's name and capacity indicated below any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all such amendments.

      Signature                     Title                       Date

/s/ Dominic J. Ferraina     Chairman and Director            September 5, 1997
Dominic J. Ferraina

/s/ David A. Lentini        President, Chief Executive       September 5, 1997
David A. Lentini            Officer and Director
                            (Principal Executive Officer)

/s/ Anson C. Hall           Vice President, Chief Financial  September 5, 1997
Anson C. Hall               Officer and Treasurer
                            (Principal Accounting Officer)

/s/ Donat A. Fournier       Vice President and Senior        September 5, 1997
Donat A. Fournier           Loan Officer

/s/ Tadeus J. Buczkowski    Director                         September 5, 1997
Tadeus J. Buczkowski

/s/ John C. Carmon          Director                         September 5, 1997
John C. Carmon

/s/ Gary J. DeNino          Director                         September 5, 1997
Gary J. DeNino

/s/ Frank A. Falvo          Director                         September 5, 1997
Frank A. Falvo

/s/ Charles D. Gersten      Director                         September 5, 1997
Charles D. Gersten

/s/ John R. Harvey          Director                         September 5, 1997
John R. Harvey

/s/ Angelina J. McGillivray   Director                       September 5, 1997
Angelina J. McGillivray

/s/ Edward J. Szewczyk      Director                         September 5, 1997
Edward J. Szewczyk

- ------------------------    Director                         September   , 1997
Michael P. Solimene

                                           EXHIBIT INDEX


Exhibit No.         Description

4.1. Exhibit 3.2 to the Company's Annual Report on Form 10-K for fiscal year ended December 31, 1994 (File No. 0-14550)).

5 Opinion of Day, Berry & Howard as to the legality of the securities registered hereby including the consent of such counsel.

23.1.               Consent of Shatswell, MacLeod & Company, P.C.

23.2.               Consent of Day, Berry & Howard (See Exhibit 5).

24                  Power of attorney (See signature page).